UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2014
NuStar GP Holdings, LLC
(Exact name of registrant as specified in its charter)

Delaware	001-32940	85-0470977
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19003 IH-10 West San Antonio, Texas 78257
(Address of principal executive offices)

(210) 918-2000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On June 17, 2014, NuStar GP Holdings, LLC (“Holdings”) entered into that certain First Amendment to 364-Day Revolving Credit Agreement dated as of June 17, 2014 among Holdings, Riverwalk Holdings, LLC, JPMorgan Chase Bank, N.A., as Administrative Agent and the lenders party thereto (the “Amendment”). The Amendment amends that certain 364-Day Revolving Credit Agreement among Holdings, as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, SunTrust Bank, as Syndication Agent, and the lenders party thereto (the “Credit Agreement”).

Pursuant to the Amendment, the maturity date of the Credit Agreement was extended to June 27, 2015. The provisions of the Credit Agreement, as modified by the Amendment, remain in full force and effect. The above discussion of the Amendment is qualified in its entirety by the text of the Amendment, a copy of which is filed as Exhibit 10.01 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Amendment set forth above under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	EXHIBIT

Exhibit 10.01
First Amendment to 364-Day Revolving Credit Agreement dated as of June 17, 2014 among Holdings, Riverwalk Holdings, LLC, JPMorgan Chase Bank, N.A., as Administrative Agent and the lenders party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUSTAR GP HOLDINGS, LLC

Date: June 23, 2014	By:	/s/ Amy L. Perry
	Name:	Amy L. Perry
	Title:	Senior Vice President, General Counsel - Corporate & Commercial Law and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	EXHIBIT

Exhibit 10.01
First Amendment to 364-Day Revolving Credit Agreement dated as of June 17, 2014 among Holdings, Riverwalk Holdings, LLC, JPMorgan Chase Bank, N.A., as Administrative Agent and the lenders party thereto.

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